As filed with the Securities and Exchange Commission on June 11, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KAR AUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8744739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of Principal Executive Offices)	(Zip Code)
KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan
(Full title of the plan)

Rebecca C. Polak, Esq.
Executive Vice President, General Counsel and Secretary
KAR Auction Services, Inc.
13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Name and address of agent for service)

(317) 815-9135
(Telephone number, including area code, of agent for service)

Copy to:

Brian Schafer, Esq.
Winston & Strawn LLP
35 W. Wacker Dr.
Chicago, IL 60601-9703
(312) 558-5600
Facsimile: (312) 558-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.01 per share (1)	6,000,000	$31.325	$187,950,000	$24,208

(1)
This registration statement (this “Registration Statement”) is being filed for purposes of registering an additional 6,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of KAR Auction Services, Inc., issuable pursuant to the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares that may be offered or issued as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act for the purpose of calculating the registration fee, based on $31.325 per share, the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on June 5, 2014.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 6,000,000 shares of the common stock of KAR Auction Services, Inc. (the “Company”), a Delaware corporation (the “Registrant”), par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (the “Plan”), as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on December 24, 2009 (Registration No. 333-164032), which is hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents previously filed with the SEC are incorporated by reference in this registration statement:
(a)The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on February 19, 2014;
(b)    The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed with the Commission on May 6, 2014; and
(c)    The Company’s Current Reports on Form 8-K filed with the Commission on January 10, 2014, February 18, 2014, March 3, 2014, March 12, 2014, March 20, 2014 and June 11, 2014; and
(d)    The description of the common stock, par value $0.01 per share, contained in the registration statement on Form 8-A (File No. 001-34568) filed with the SEC on December 2, 2009 to register such securities under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).
Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement on Form S-1, filed with the Commission on December 10, 2009).

3.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registration Statement on Form S-1, filed with the Commission on December 10, 2009).

4.1
KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2014).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carmel, State of Indiana, on this 11th day of June, 2014.
KAR AUCTION SERVICES, INC.

By: /s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rebecca C. Polak, his/her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/her might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ James P. Hallett	Chief Executive Officer (Principal Executive Officer)	June 11, 2014
James P. Hallett

/s/ Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2014
Eric M. Loughmiller

/s/ Ryan M. Birtwell	Director	June 11, 2014
Ryan M. Birtwell

/s/ Brian T. Clingen	Chairman of the Board	June 11, 2014
Brian T. Clingen

Signature	Title	Date

/s/ Donna R. Ecton	Director	June 11, 2014
Donna R. Ecton

/s/ Peter R. Formanek	Director	June 11, 2014
Peter R. Formanek

/s/ Mark E. Hill	Director	June 11, 2014
Mark E. Hill

/s/ Lynn Jolliffe	Director	June 11, 2014
Lynn Jolliffe

/s/ Michael T. Kestner	Director	June 11, 2014
Michael T. Kestner

/s/ John P. Larson	Director	June 11, 2014
John P. Larson

/s/ Stephen E. Smith	Director	June 11, 2014
Stephen E. Smith

INDEX OF EXHIBITS

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement on Form S-1, filed with the Commission on December 10, 2009).

3.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registration Statement on Form S-1, filed with the Commission on December 10, 2009).

4.1
KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2014).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).